UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 20, 2017

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Pembroke House, Upper Pembroke Street 28-32, Dublin 2, Ireland	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Entry into Note Purchase Agreements and Pricing of Exchangeable Note Offering

On January 20, 2017, Corsicanto II Designated Activity Company, a designated activity company formed under the laws of Ireland (the “Issuer”) and a wholly owned subsidiary of Amarin Corporation plc (the “Company”), and the Company entered into separate, privately negotiated purchase agreements (the “Purchase Agreements”) with certain investors (the “Purchasers”) pursuant to which the Issuer will issue and sell $30 million in aggregate principal amount of 3.50% Exchangeable Senior Notes due 2047 (the “2017 Notes”) at an issue price of 100%. The net proceeds from the offering are expected to be $28.9 million after deducting placement agent fees and estimated offering expenses payable by the Company. The offering of the 2017 Notes is expected to close on January 25, 2017, subject to customary closing conditions. The form of Purchase Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

The 2017 Notes will be issued pursuant to an Indenture (the “Indenture”), to be entered into by the Company, the Issuer and Wilmington Trust, National Association, as trustee (the “Trustee”). The 2017 Notes will be the senior unsecured obligations of the Issuer and will be guaranteed by the Company. The 2017 Notes will bear interest at a rate of 3.50% per annum from, and including, January 25, 2017, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2017. The 2017 Notes will mature on January 15, 2047, unless earlier repurchased, redeemed or exchanged.

At any time after the issuance of the 2017 Notes and prior to the close of business on the second business day immediately preceding January 15, 2047, holders may exchange their 2017 Notes for American Depositary Shares of the Company (“ADS”) at their option and at the exchange rate described below. If prior to January 19, 2021, a make-whole fundamental change (as defined in the Indenture) occurs and a holder elects to exchange its 2017 Notes in connection with such make-whole fundamental change, such holder may be entitled to an increase in the exchange rate as described in the Indenture.

The exchange rate will initially be 257.2016 ADSs per $1,000 principal amount of the 2017 Notes (equivalent to an initial exchange price of approximately $3.89 per ADS (the “Exchange Price”)), subject to adjustment in certain circumstances. The initial exchange price for the 2017 Notes represents a premium of approximately 35% over the last reported sale price of $2.88 per share of the Company’s ADSs on The NASDAQ Global Market on January 19, 2017. Upon exchange, the 2017 Notes are to be settled in ADSs. The exchange rate is subject to adjustment from time to time upon the occurrence of certain events, including, but not limited to, the payment of cash dividends.

Prior to January 19, 2021, the Issuer may not redeem the 2017 Notes at its option other than in connection with certain changes in the tax law of a relevant taxing jurisdiction that results in additional amounts (as defined in the Indenture) becoming due with respect to payments and/or deliveries on the 2017 Notes. On or after January 19, 2021, the Issuer may redeem for cash all or a portion of the 2017 Notes at a redemption price of 100% of the aggregate principal amount of the 2017 Notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date. If a Fundamental Change (as defined in the Indenture) occurs, holders may require the Issuer to repurchase all or part of their 2017 Notes for cash at a Fundamental Change repurchase price equal to 100% of the aggregate principal amount of the 2017 Notes to be repurchased, plus accrued and unpaid interest to, but not including, the Fundamental Change repurchase date. In addition, holders of the 2017 Notes may require the Issuer to repurchase all or any portion of the 2017 Notes on January 19, 2022 for cash at a price equal to 100% of the aggregate principal amount of the 2017 Notes to be repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.

The Issuer may elect at its option to cause all or any portion of the 2017 Notes to be mandatorily exchanged in whole or in part at any time prior to the close of business on the business day preceding January 15, 2047 if the Daily VWAP (as defined in the Indenture) equals or exceeds 130% of the Exchange Price then in effect (which quotient equals approximately $5.05 on the date hereof) for at least 20 VWAP Trading Days (as defined in the Indenture) in any 30 consecutive VWAP Trading Day period. The Issuer may only exercise its optional exchange rights upon satisfaction of specified equity conditions, including that the ADSs issuable upon exchange of the 2017 Notes be eligible for resale without registration by non-affiliates and listed on The NASDAQ Global Market, its related exchanges or the New York Stock Exchange. If the Issuer elects to exercise its optional exchange rights on or prior to January 19, 2021, each holder whose 2017 Notes are exchanged may upon exchange receive a specified number of additional ADSs as set forth in the Indenture.

The Indenture will contain customary terms and covenants and events of default. If an event of default (other than certain events of bankruptcy, insolvency or reorganization involving the Issuer) occurs and is continuing, the Trustee by notice to the Issuer, or the holders of at least 25% in principal amount of the outstanding 2017 Notes by notice to the Issuer and the Trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all of the 2017 Notes to be due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately. Upon the occurrence of certain events of bankruptcy, insolvency or reorganization involving the Issuer, 100% of the principal of and accrued and unpaid interest, if any, on all of the 2017 Notes will become due and payable automatically. Notwithstanding the foregoing, the Indenture will provide that, to the extent the Issuer elects and for up to 360 days, the sole remedy for an event of default relating to certain failures by the Issuer or the Company, as the case may be, to comply with certain reporting covenants in the Indenture consists exclusively of the right to receive additional interest on the 2017 Notes.

The Issuer has agreed to use its commercially reasonable efforts to procure the listing of the 2017 Notes on the Global Exchange Market operated under the supervision of the Irish Stock Exchange (or on another recognized stock exchange for the purposes of Section 64 of the Taxes Consolidation Act 1997 of Ireland and within the meaning of Section 1005 ITA 2007 of the United Kingdom) prior to July 15, 2017, which will be the first interest payment date for the 2017 Notes.

The foregoing descriptions of the 2017 Notes and the Indenture do not purport to be complete and are qualified in their entirety by reference to the Indenture (which will include the form of the 2017 Note). A copy of the Indenture (which will include the form of the 2017 Note) is expected to be attached as an exhibit to a Current Report on Form 8-K to be filed by the Company following the closing of the 2017 Notes offering.

Lazard is acting as financial advisor and placement agent in connection with the 2017 Notes offering.

The Company offered the 2017 Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the 2017 Notes did not involve a public offering, the solicitation of offers for the 2017 Notes was not done by any form of general solicitation or general advertising and offers for the 2017 Notes were only solicited from persons believed to be “qualified institutional buyers” within the meaning of Rule 144A promulgated under the Securities Act. The 2017 Notes and any ADSs that may be issued upon exchange of the 2017 Notes will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 8.01	Other Events.

Consummation of Mandatory Tender Offer for Exchangeable Notes Issued in 2012

Pursuant to the terms of the Indenture, dated as of January 9, 2012, by and among the Company, Corsicanto Designated Activity Co (f/k/a Corsicanto Limited), a wholly owned subsidiary of the Company (the “2012 Notes Issuer”), and Wells Fargo Bank, National Association, as trustee (the “2012 Notes Indenture”), the Company and the 2012 Notes Issuer were required to make an offer to purchase for cash the 3.50% Exchangeable Senior Notes due 2032 (the “2012 Notes”) outstanding under the 2012 Notes Indenture at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of repurchase (the “Mandatory Tender Offer”). The Mandatory Tender Offer expired on January 18, 2017 with approximately $15.0 million aggregate principal amount of 2012 Notes validly tendered by the holders thereof and purchased by the Company and the 2012 Notes Issuer for approximately $15.0 million. As of the date hereof, approximately $0.1 million aggregate principal amount of 2012 Notes remain outstanding.

On January 20, 2017, the Company issued a press release with respect to the 2017 Notes offering and the Mandatory Tender Offer. A copy of this press release is furnished as Exhibit 99.1 hereto.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements concerning the Company’s expectations, anticipations, intentions, beliefs or strategies regarding the offering of 2017 Notes. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. Among the factors that could cause actual results to differ materially from those described or projected herein are the following: financial market conditions and actions by the counterparties to the Purchase Agreements prior to the closing of the offering of 2017 Notes. A further list and description of these risks, uncertainties and other risks associated with an investment in the Company can be found in Company’s filings with the U.S. Securities and Exchange Commission, including its most recent Quarterly Report on Form 10-Q. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Private Placement Purchase Agreement

99.1	Press Release, dated January 20, 2017.

*    *    *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2017	Amarin Corporation plc

	By:	/s/ John Thero
John Thero
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Form of Private Placement Purchase Agreement

99.1	Press Release, dated January 20, 2017.